UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐ Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting material Pursuant to §240.14a-12

Genco Shipping & Trading Limited

(Name of Registrant as Specified In Its Charter)

GK INVESTOR LLC
SPHINX INVESTMENT CORP.
MARYPORT NAVIGATION CORP.
GEORGE ECONOMOU
RANDEE DAY
ROBERT M. PONS

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

 On January 10, 2024, GK Investor LLC, one of the Participants (as defined below), issued the following press release:

George Economou Nominates Two Candidates for Genco Board

Nominees Randee Day and Robert M. Pons Would Bring Valuable Maritime, Technology, Senior Leadership and Corporate Governance Experience to Genco Board

NEW YORK—January 10, 2024—GK Investor LLC (“GK”), an affiliate of George Economou that is an approximately 5.4% shareholder of Genco Shipping & Trading Limited (“Genco” or the “Company”) (NYSE: GNK), today announced that it has nominated two candidates for election to the Genco Board of Directors (the “Board”) at the 2024 Annual Meeting of Genco’s Shareholders (the “Annual Meeting”).

GK’s nominees are:

•	Randee Day, President and CEO of Day & Partners, LLC, a maritime consulting and advisory group. She has 35 years of experience in corporate governance, restructuring, M&A and maritime finance, and is currently a director of International Seaways, Inc. (NYSE: INSW) and Eagle Bulk Shipping Inc. (NYSE: EGLE). Ms. Day previously was interim CEO of DHT Maritime, Inc. (NYSE: DHT) and Managing Director at the Seabury Group. If elected to the Genco Board, Ms. Day would bring substantial maritime industry, governance and financial expertise drawn from decades of senior executive and oversight experience.

•	Robert M. Pons, President and CEO of Spartan Advisors, Inc., a management consulting firm specializing in telecom and technology companies. He has served on the boards of directors of 16 publicly traded companies, and has more than 40 years of hands-on operating experience as a CEO and in senior executive positions. If elected to the Genco Board, Mr. Pons would bring significant operational know-how, technology and corporate governance experience based on his numerous executive leadership roles and public company directorships.

George Economou stated, “As a significant Genco shareholder, I strongly believe in the Company’s potential to deliver improved value for shareholders. Both Randee and Robert have highly relevant backgrounds that would, in my view, be additive in the boardroom and would help address Genco’s lagging performance. I believe the entire Board would benefit from their fresh perspectives and collective knowledge of the maritime and technology sectors and experience in finance, corporate strategy and governance. I look forward to engaging with the Company and fellow shareholders regarding the addition of these highly-qualified nominees to the Board.”

Full Nominee Biographies

Randee Day is President and CEO of Day & Partners, LLC, a maritime consulting and advisory group. She was previously the CEO of Goldin Maritime, LLC, an affiliate of a premier restructuring and advisory firm. Ms. Day previously served as interim CEO of DHT Maritime, Inc. (NYSE: DHT). Prior to that, she was Managing Director at the Seabury Group, a transportation advisory firm. She is a director of International Seaways, Inc. (NYSE: INSW), where she chairs the Audit Committee and sits on the Compensation Committee, and Eagle Bulk Shipping Inc. (NYSE: EGLE), where she chairs the Compensation Committee and is on the Audit Committee. Previously, she served on the boards of Tidewater Inc. (NYSE: TDW), the largest publicly traded offshore platform vessel operator in the world, as well as Guardian Navigation (formerly Valhalla Shipping), a shipping company specializing in the transshipment of dry cargo.

Ms. Day is a graduate of the School of International Relations at the University of Southern California and completed graduate studies at The George Washington University. She is also a graduate of the Senior Executives in National and International Security Program at the Harvard Kennedy School of Government and the Directors College at Stanford University.

Robert Pons is President and CEO of Spartan Advisors, Inc., a management consulting firm specializing in telecom and technology companies. He was previously Executive Vice President of PTGi-ICS, a wholly owned subsidiary of HC2 Holdings, Inc., a publicly traded holding company operating subsidiaries in infrastructure, telecom, construction, energy technology, gaming and life science. Previously, he was Senior Vice President, Capital Markets, at TMNG Global, a global consulting firm to technology, media, communications and financial services companies. He also served in senior management roles at technology companies including Uphonia, Inc. (formerly SmartServ Online, Inc.) and FreedomPay. Mr. Pons has served on the boards of 16 public companies and is currently a director of Marpai, Inc. (NASDAQ: MRAI). He previously served as Executive Chairman of Seachange International, Inc. (NASDAQ: SEAC) as well as a director at CCUR Holdings, Inc. (OTCPK: CCUR), Alaska Communications, Inc. and Inseego Corp. (NASDAQ: INSG), among others.

Mr. Pons received a B.A. with honors from Rowan University.

Cautionary Statement Regarding Forward-Looking Statements

This press release does not constitute an offer to sell or solicitation of an offer to buy any of the securities described herein in any state to any person. The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct or that any of the objectives, plans or goals stated herein will ultimately be undertaken or achieved. If one or more of such risks or uncertainties materialize, or if GK Investor LLC (“GK”)’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by GK that the future plans, estimates or expectations contemplated will ever be achieved.

Certain Information Concerning the Participants

GK and the other Participants (as defined below) expect to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees to the board of Genco Shipping & Trading Ltd. (“Genco” or the “Company”) at the Company’s 2024 Annual Meeting and the passage of the Participants’ proposal to repeal, at the Company’s 2024 Annual Meeting, certain bylaws of the Company passed after March 28, 2023. Promptly after filing its definitive proxy statement with the SEC, GK expects to mail the Participants’ definitive proxy statement and accompanying proxy card to each stockholder entitled to vote at the 2024 Annual Meeting.

The participants in the proxy solicitation are GK, Sphinx Investment Corp. (“Sphinx”), Maryport Navigation Corp. (“Maryport”), Mr. George Economou, Ms. Randee Day and Mr. Robert M. Pons (collectively, the “Participants”).

As of the date hereof, GK directly owns 2,313,572 shares of common stock, par value $0.01 per share, of Genco (the “Common Stock” and the Common Stock directly owned by GK, the “GK Shares”), including 100 shares of Common Stock held by it in record name. Each of GK, Sphinx, Maryport and Mr. Economou has the sole power to vote or direct the vote of 0 shares of Common Stock; has the shared power to vote or direct the vote of the GK Shares; has the sole power to dispose or direct the disposition of 0 shares of Common Stock; and has the shared power to dispose or direct the disposition of the GK Shares. The GK Shares collectively represent approximately 5.4% of the outstanding shares of Common Stock based on 42,538,665 shares of Common Stock outstanding as of November 8, 2023, as reported in Genco’s Form 10-Q for the quarterly period ended September 30, 2023, filed on November 8, 2023. As of the date hereof, neither Ms. Day nor Mr. Pons own beneficially or of record any shares of Common Stock.

Important Information and Where to Find It

GK STRONGLY ADVISES ALL STOCKHOLDERS OF GENCO SHIPPING & TRADING LIMITED TO READ BOTH THE PARTICIPANTS’ PROXY STATEMENT AND GENCO’S PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE PARTICIPANTS’ DEFINITIVE PROXY STATEMENT, WHEN FILED, AND OTHER RELEVANT DOCUMENTS, WILL ALSO BE AVAILABLE ON THE SEC WEBSITE, FREE OF CHARGE.

Media Contacts

Dan Zacchei / Joe Germani

Longacre Square Partners

dzacchei@longacresquare.com / jgermani@longacresquare.com